Exhibit 32
SECTION 1350 CERTIFICATIONS
This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended.
The undersigned, who are the Chief Executive Officer and Chief Financial Officer of American Energy Capital Partners GP, LLC, the general partner of the registrant, each hereby certify to his knowledge as follows:
The Quarterly Report on Form 10-Q of the registrant, which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	September 29, 2015	/s/ William M. Kahane
William M. Kahane Chief Executive Officer, President and Director (Principal Executive Officer) American Energy Capital Partners GP, LLC, the Registrant's General Partner

/s/ Nicholas Radesca
Nicholas Radesca Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer) American Energy Capital Partners GP, LLC, the Registrant's General Partner